     As filed with the Securities and Exchange Commission on March 3, 2000
                                              Registration Statement No.
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                                ---------------

                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION
            (Exact name of registrant as specified in its charter)

                    Georgia                                         58-1856582
          (State or other jurisdiction                           (I.R.S. Employer
        of incorporation or organization)                      Identification No.)

                             3844 Atlanta Highway
                             Hiram, Georgia 30141
                                (770) 445-1014
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------

                                 Angel J. Byrd
                             3844 Atlanta Highway
                             Hiram, Georgia 30141
                                (770) 445-1014
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:
                           T. Kennerly Carroll, Jr.
                              Miller & Martin LLP
                          1275 Peachtree Street, N.E.
                                   Suite 700
                            Atlanta, Georgia 30309
                                (404) 962-6146

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
 Title of each class of                     Proposed      Proposed maximum
    securities to be      Amount to be  maximum offering aggregate offering    Amount of
       registered          registered   price per share        price        registration fee
--------------------------------------------------------------------------------------------
Common Stock, $2.50 par
 value.................. 400,000 shares      $9.25*          $3,700,000         $976.80
--------------------------------------------------------------------------------------------
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

* Represents average high and low prices reported in the consolidated reporting system within five (5) business days prior to the date of filing in accordance with Rule 457(c).
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

Prospectus

                 Community Trust Financial Services Corporation
                 Dividend Reinvestment and Stock Purchase Plan

   This prospectus relates to 400,000 shares of common stock, par value $2.50 per share of Community Trust Financial Services Corporation that may be issued under our Dividend Reinvestment and Stock Purchase Plan to our shareholders. The purpose of the plan is to provide you with a convenient method to invest dividends and optional cash contributions of up to $2,000 per month in additional shares of our stock.

   The plan doesn't represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors.

   The company's common stock isn't listed on any national securities exchange nor on the Nasdaq Stock Market.

   See "Risk Factors" beginning on page 2 for a discussion of certain information that should be considered by prospective participants in the plan.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

   The securities offered by this prospectus aren't deposits or savings accounts and aren't insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.



                 The date of this prospectus is March 3, 2000.

                               Table of Contents

                                                                            Page
                                                                            ----

Prospectus Summary.........................................................   1
 Community Trust Financial Services Corporation............................   1
 The Offering, the Plan, and Use of Proceeds...............................   1
Risk Factors...............................................................   2
 Dividends.................................................................   2
 Local Economic Conditions.................................................   2
 Government Regulation.....................................................   3
 Competition...............................................................   3
 No Established Trading Market.............................................   3
 Investment Risk...........................................................   3
 Interest Rate Risk........................................................   3
 Credit Risk...............................................................   3
 Dependence on Key Personnel...............................................   4
 Effect of Certain Anti-Takeover Provisions................................   4
Description of the Plan....................................................   4
 Purpose...................................................................   4
 Advantages................................................................   4
 Administration............................................................   5
 Participation.............................................................   5
 Purchases.................................................................   6
 Optional Cash Contributions...............................................   7
 Reports to Participants...................................................   8
 Voting Rights.............................................................   9
 Federal Income Taxation...................................................   9
 Withdrawal of Shares from Plan Accounts...................................   9
 Termination of Participation..............................................  10
 Certificates for Shares...................................................  10
 Other Information.........................................................  11

Use of Proceeds............................................................  13

Indemnification............................................................  13

Experts....................................................................  14

Legal Matters..............................................................  14

Incorporation of Certain Information by Reference..........................  14

Available Information......................................................  15

                               PROSPECTUS SUMMARY

Community Trust Financial Services Corporation

   Community Trust Financial Services Corporation is a bank holding company located in Hiram, Georgia. We own Community Trust Bank which is a state-chartered full service commercial bank. We provide a wide range of services to individuals and small to medium-sized businesses in Paulding and Cobb counties in Georgia. In addition to Community Trust Bank, we own two non-bank subsidiaries: Metroplex Appraisals, Inc. and Community Loan Company. We have a 49% minority interest in Cash Transactions, L.L.C.

   Metroplex Appraisals, Inc. performs appraisals of residential and commercial properties for financial institutions including Community Trust Bank, mortgage companies and insurance companies. It's located in Dallas, Georgia. Community Loan Company is in the consumer finance business with offices in various cities in Northwest Georgia. Cash Transactions, L.L.C. engages in the business of providing and selling automated teller machines to retail establishments. It engages in this business in Georgia, Florida, South Carolina, North Carolina, Alabama, and Tennessee.

   Our principal executive offices are located at 3844 Atlanta Highway, Hiram, Georgia 30141, and our telephone number is (770) 445-1014. Our Internet address is: communitytrustbank.com.

The Offering, the Plan, and Use of Proceeds

   This prospectus offers securities which are a maximum of 400,000 shares of our common stock, par value $2.50 per share. The purpose of the offering is to provide our shareholders with a simple and convenient method of investing cash dividends and optional cash contributions in additional shares of common stock through the plan.

   The section in this prospectus entitled "Description of the Plan", which should be reviewed carefully, provides detailed information concerning the plan.

   Shares may be acquired for issuance pursuant to the plan through open market purchases, through negotiated transactions, or directly from us. The administrator will make open market purchases, and the purchase price to participants in the plan will be the actual price paid, including brokerage commissions. We will receive none of the proceeds from shares acquired for issuance pursuant to the plan unless these acquisitions involve the purchase of shares directly from us. To the extent you purchase any shares directly from us, we will add the proceeds of these sales to the general funds of the company and these proceeds will be available for our general corporate purposes, including working capital requirements and contributions to our subsidiaries to support their anticipated growth and expansion.

                                  RISK FACTORS

   An investment in the shares of common stock offered by this prospectus involves a degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating participation in the plan. This prospectus contains certain forward-looking statements concerning the company's proposed operations, performance and financial condition. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties, many of which are beyond the control of the company. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those set forth below.

Dividends

   The plan doesn't represent a change in our dividend policy or a guarantee of future dividends. In the future, the declaration and payment of dividends on common stock, if any, will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate and other factors deemed relevant by our board of directors. Further, certain regulations provide that a bank holding company shouldn't maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

   There are statutory and regulatory requirements applicable to the payment of dividends by Community Trust Bank, as well as by us to our shareholders.

   Under the regulations of the Georgia Department of Banking and Finance, Community Trust Bank may not declare dividends out of the retained earnings without first obtaining the written permission of the Department unless it meets all of the following requirements:

  (a) total classified assets as of the most recent examination of the bank don't exceed 80% of equity capital (as defined by regulation) plus the allowance for loan losses as reflected at the examination;

  (b) the aggregate amount of dividends declared or anticipated to be declared in the calendar year doesn't exceed 50% of the net profits after taxes but before dividends for the previous calendar year; however, an S-Corporation may pay an additional amount of dividends without the Department's approval equal to 50% of the income taxes that the bank would have to pay as a C-Corporation; and

  (c) the ratio of equity capital to adjusted assets isn't less than 6%.

   The federal banking statutes prohibit federally insured banks from making any capital distributions (including a dividend payment) if, after making the distribution, the institution would be "undercapitalized" as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the agency, which could include the payment of dividends.

Local Economic Conditions

   The success of Community Trust Bank and, therefore, our success depends to a certain extent upon economic and political conditions, both local and national, as well as governmental monetary policies. Conditions like inflation, recession, unemployment, high interest rates, short money supply and other factors beyond our control and Community Trust Bank's control may adversely affect Community Trust Bank's deposit levels and loan demand and, therefore, the earnings of Community Trust Bank and our earnings. Additionally, Community Trust Bank's deposit gathering and lending activities are concentrated in Paulding County, Georgia and Cobb County, Georgia. As a result, an adverse change in economic conditions in Paulding County and Cobb County could have a material adverse effect on the financial condition of Community Trust Bank and our financial condition.

Govenrnment Regulation

   We and Community Trust Bank operate in a highly regulated environment and are subject to supervision by several governmental regulatory agencies, including the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission. Laws and regulations currently applicable to us and Community Trust Bank may be changed at any time, and there is no assurance that these changes won't adversely affect our business and Community Trust Bank's business.

Competition

   The banking industry is highly competitive. In the conduct of certain aspects of its banking business, Community Trust Bank encounters strong competition from other commercial banks, savings institutions, credit unions, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market mutual funds and other financial institutions. Many of these competitors have substantially greater resources and lending limits than Community Trust Bank and offer certain services, like extensive and established branch networks, trust services and international banking services, that Community Trust Bank doesn't provide.

No Established Trading Market

   There is no established public market for the shares of common stock. There can't be any assurance that an active public market will develop or be sustained or that if a market develops, investors in common stock will be able to resell their shares at or above the purchase price. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of common stock at any given time, which presence is dependent upon the individual decisions of investors over which neither we nor any market maker has any control.

Investment Risk

   The shares of common stock to be issued under the plan are subject to general investment risk. The stock market has from time to time experienced price and volume volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded and may adversely affect the market price of common stock. There can be no assurance that the market price of common stock won't decline below the price at which the shares are purchased under the plan.

Interest Rate Risk

   Community Trust Bank's earnings depend to a great extent on "rate differentials," which are the differences between interest income earned on loans and investments and the interest expense paid on deposits and other borrowings. These rates are highly sensitive to many factors that are beyond Community Trust Bank's control, including general economic conditions and the policies of various governmental and regulatory authorities. Increases in the federal funds rate by the Federal Reserve Bank usually lead to rising interest rates, which affect Community Trust Bank's interest income, interest expense and investment portfolio. Also, governmental policies, like the creation of a tax deduction for individual retirement accounts, can increase savings and affect the cost of funds. From time to time, maturities of assets and liabilities aren't balanced, and a rapid increase or decrease in interest rates could have an adverse effect on the net interest margin and results of operations of Community Trust Bank. The nature, timing and effect of any future changes in federal monetary and fiscal policies on Community Trust Bank and its results of operations aren't predictable.

Credit Risk

   The greatest risk facing lenders generally is credit risk, that is, the risk of losing principal and interest due to a borrower's failure to perform according to the terms of the loan agreement. In addition, because a substantial portion of our loan portfolio consists of real estate loans, construction loans and acquisition and development loans, any conditions adversely affecting local real estate markets, could have a significant adverse effect on our level of nonperforming loans and on the value of the collateral securing a substantial portion of our loan portfolio.

Dependence on Key Personnel

   Our continued success is dependent to a large extent upon the services of Ronnie L. Austin, President of the company. Even though Mr. Austin has an employment agreement with us through December 31, 2002, if the services of Mr. Austin were to become unavailable for any reason, our operations could be adversely affected. The successful development of our business will depend, in part, on our ability to attract and retain qualified officers and employees, including a successor to Mr. Austin.

Effect of Certain Anti-Takeover Provisions

   Our bylaws and the federal and state banking laws under which we operate contain certain provisions which could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving our company, even if that type of a transaction would be beneficial to the interests of our stockholders, or could discourage a third party from attempting to acquire control of our company. In particular, the classification of our board of directors and banking laws and regulations which require prior regulatory approval with respect to a change in control of our company could have the effect of delaying or preventing a change in control of our company.

                            DESCRIPTION OF THE PLAN

   The following is a description of the plan in question and answer form. You may find a copy of the plan as Exhibit 4.2 of the registration statement. In the event of any inconsistency between that plan and the following description, the plan will control.

Purpose

 1. What is the purpose of the plan?

   The purpose of the plan is to provide you with a convenient and economical method of investing cash dividends payable upon your common stock and optional cash contributions in additional shares of common stock. To the extent that you purchase the additional shares directly from us under the plan, we will receive additional funds for our general corporate purposes.

Advantages

 2. What are the advantages of the plan?

   Participants in the plan may:

  . Automatically reinvest all or a portion of their common stock cash dividends, without payment of a service charge or brokerage commission, in common stock at the fair market value of the common stock for original issue and treasury shares. However, for purchases of shares in the open market, brokerage fees will be charged.

  . Invest additional cash, not less than $50 and up to $2,000 per month. (See Questions 13 through 16.)

  . Invest the full amount of cash dividends and optional cash contributions, since fractional share interests may be held under the plan.

  . Avoid safekeeping and record keeping requirements and costs through the free custodial service and reporting provisions of the plan.

Administration

 3. Who administers the plan for participants?

   Registrar and Transfer Company will administer the plan as agent for the participants. In this capacity, the administrator will send periodic statements of account to participants and perform other administrative duties relating to the plan. The administrator will hold shares purchased for a participant under the plan and will register the shares in its name or the name of its nominee.

   For any notices, questions or other communications relating to the plan, the participant should include the participant's account number and should address these items to:

     Community Trust Financial Services Corporation
     Dividend Reinvestment and Stock Purchase Plan
     c/o Registrar and Transfer Company
     10 Commerce Drive
     Cranford, New Jersey 07016

   Participants who have questions regarding the plan also may contact the administrator by telephoning toll free at 1-800-368-5948.

Participation

 4. Who is eligible to participate in the plan?

   Record holders of common stock of the company, who reside in Georgia, will be eligible to participate in the plan, except as determined by our board of directors from time to time. The right to participate in the plan isn't transferable to another person apart from a transfer of a participant's underlying shares of common stock. Beneficial owners whose shares are registered in the name of a nominee, like a brokerage firm or securities depository, may not participate in the plan unless these shares are transferred into the record name of the beneficial owner or appropriate arrangements are made with the nominee.

   Subject to the limitations in the paragraph immediately above and without limiting the generality of this statement, participants in the plan may make optional cash contributions of not less than $50.00 per payment and up to $2,000.00 per month. See Question 14 below.

 5. How does an eligible shareholder become a participant in the plan?

   Any eligible shareholder may join the plan at any time by completing and signing the authorization card included with this prospectus and returning it to the administrator. If the shares are registered in more than one name, all registered shareholders must sign the authorization card. An eligible shareholder may obtain additional authorization cards at any time from the administrator. The administrator must receive a properly completed authorization card at least five business days before a dividend record date in order for the dividends payable on that date to be reinvested in our common stock under the plan. If the administrator doesn't receive an authorization card from a shareholder at least five business days before the record date established for that particular dividend, the reinvestment of dividends will begin with the payment of dividends following the next dividend record date if at that time the shareholder is still a record holder of our common stock.

   You may become a participant in the plan at any time by completing an authorization card and returning it to: Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, 07016. If you don't want to participate in the plan, you don't need to do anything and you will continue to receive your usual cash dividends, if, as and when dividends are declared. If you have elected to participate in the plan, you may terminate your participation in the plan at any time by informing the administrator in writing that you want to terminate your participation.

 6. What are a shareholder's participation options?

   A participant may elect full reinvestment or partial reinvestment of cash dividends on shares registered in his or her name. If you choose partial reinvestment, you must designate on the authorization card the number of whole shares for which you wish to reinvest dividends. Dividends paid on all other shares registered in the participant's name will be paid in cash. If you elect to participate in the plan you may also make optional cash payments which will be invested through the plan as explained in Questions 13 through 16 of this prospectus.

Purchases

 7. How are shares of common stock acquired under the plan?

   If you participate in the plan, we will pay to the administrator dividends on your common stock that you have designated to be reinvested and dividends with respect to stock held by the administrator for your benefit under the plan. See Question 11. The dividends paid to the administrator won't include any applicable taxes that we may be required to withhold. The administrator will pool these cash dividends together with all optional cash contributions received. The administrator will use the funds to purchase shares of our common stock on the open market for the plan accounts of the participants. Alternatively, the administrator may acquire shares directly from us or pursuant to certain negotiated transactions. A combination of the foregoing methods may be utilized as we direct. In any event, each participant's account will be credited with a pro rata share of these purchased shares. Shares purchased from us will be our authorized but unissued shares of our common stock and shares held in treasury.

 8. When will shares of common stock be purchased under the plan?

   In months in which a dividend payment is made, purchases of shares with reinvested dividends and purchases of shares with optional cash contributions will be made as of each dividend payment date or as soon as practicable after that date. Historically, we have declared regular, annual cash dividends to shareholders of record in the first quarter of each fiscal year; however, with implementation of the plan, the board of directors anticipates paying dividends on a quarterly basis. In months in which a dividend payment is not made, purchases of shares made with optional cash contributions will be made on the tenth day of every month (or the next business day) or as soon as practicable after the purchase date. Optional cash contributions must be received at least five business days prior to a purchase date to be used to purchase shares on that purchase date. Participants may obtain the return of any optional cash contributions at any time prior to two business days before a purchase date. No interest will be paid on any funds received under the plan.

   Purchases of common stock in the open market or in negotiated transactions may occur over one or more trading days.

 9. What will be the price of stock purchased under the plan?

   For purchases of shares of common stock on the open market or in negotiated transactions, the purchase price will be the participant's pro rata share of the prices actually paid for the shares, including brokerage commissions, if any, at the time these purchases are made. For shares of common stock that the administrator purchases directly from us, the purchase price will be the fair market value of the stock as of the applicable purchase date. In the event of purchases of common stock from us and in the open market and/or in negotiated transactions, the purchase price per share of common stock to be charged to each participant will be based upon the weighted averages of the prices of all shares purchased.

   If the common stock is listed on an established organized stock exchange, the fair market value will be the closing price per share for the common stock on such stock exchange on the applicable date or, if no sale of the common stock occurred on such stock exchange on that date, the closing price per share for the common stock on such stock exchange on the preceding day on which a sale of common stock occurred. If the common stock is listed in the NASDAQ National Market System, the fair market value will be the average of the highest and lowest trading prices per share for the common stock on the applicable date or, if no trade of the common stock occurred in the National Market System on that date, the average of the highest and lowest trading prices per share for the common stock on the preceding day on which the common stock was traded in the National Market System. If our common stock isn't listed on an established stock exchange or in the NASDAQ National Market System but is quoted by NASDAQ, the fair market value will be the average of the closing dealer bid and asked prices per share for the common stock quoted by NASDAQ on the applicable date or, if no such bid and asked prices are quoted by NASDAQ on that date, the average of the closing dealer bid and asked prices per share for the common stock quoted by NASDAQ on the preceding day on which such prices were quoted by NASDAQ. If our common stock isn't listed or traded on an established stock exchange or in the NASDAQ National Market System, or quoted by NASDAQ, the fair market value of the stock will be the average of the lowest bid and highest asked quoted prices per share of the common stock on the applicable date as reported by one or more brokerage firms which then make a market in our common stock. If there are no bid and asked quotations on that date, the quoted per share price (or average quoted per share prices, if several) reported on the applicable date, whether bid or asked, will be used.

10. How many shares will be purchased for participants?

   The number of shares that will be purchased for each participant will depend upon the amount of cash dividends to be reinvested for the participant, the amount of any optional cash contributions and the fair market value or actual trading price of the shares purchased. Each participant's account will be credited with the whole and fractional shares (calculated to four decimal places) equal to the pro rata amount invested for the respective participant, divided by the applicable purchase price per share. The applicable purchase price per share will be the total amount of dividends invested divided by the total shares purchased.

11. Will dividends on shares in participants' accounts be used to purchase shares?

   Yes. Dividends subsequently paid on shares that have been purchased under the plan will also be used to purchase our common stock, therefore compounding each participant's investment. Fractional shares held under the plan for a participant's account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share. No interest will be paid on dividends pending reinvestment.

12. Are there any expenses to participants in connection with purchases under the plan?

   Participants will incur no brokerage commissions or service charges for purchases of original issue shares and shares held in treasury made under the plan.

   However, we may elect to direct the administrator to purchase shares of common stock in the open market. If shares are purchased in the open market, there will be no charges to participants other than ordinary brokerage fees.

Optional Cash Contributions

13. Who will be eligible to make optional cash contributions?

   Optional cash contributions may be made only by shareholders who are participants under the plan. See Question 4.

14. What are the limitations on optional cash contributions?

   The same amount of money doesn't need to be sent each month, and a participant is under no obligation to make an optional cash contribution in any month. Any optional cash contributions, however, must not be less than $50 per payment, nor may these payments by any participant aggregate more than $2,000 in any calendar month, subject to our right from time to time to change these amounts or to eliminate optional cash contributions upon giving participants in the plan not less than 30 days prior written notice of the effective date of this change; provided, that this change won't occur more often than once every three months.

   Optional cash contributions will be returned to a participant upon written request received by the administrator at any time prior to two business days before the next purchase date.

   Optional cash contributions don't constitute deposits or savings accounts and aren't insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. Under no circumstances will interest be paid on optional cash contributions.

15. How does the optional cash contribution option work?

   An optional cash contribution may be made by enclosing a check or money order payable to "Registrar and Transfer Company, Agent" with the participant's account number and social security or federal taxpayer identification number, together with an authorization card or with an optional cash contribution form provided at the bottom of a plan account statement referred to in Question 17 below and mailing them to the administrator. If any participants have the same social security or federal tax identification number, the maximum amount which all of these participants may invest as optional cash contributions each month is limited to the maximum amount that one participant may so voluntarily invest each month. Optional cash contributions must be received at least five business days prior to each monthly purchase date. (See Question 8.)

16. May participants have cash contributions to the plan withdrawn from a checking or savings account?

   An automatic cash investment service is now available for participants. The service is a convenient, no-cost method through which participants may make optional cash contributions to the plan by having money automatically withdrawn from a checking or savings account each month and held in the participant's account until the applicable purchase date.

   Through the plan's automatic deduction feature, participants may elect to invest additional funds in our common stock through optional cash contributions, processed through electronic funds transfer and withdrawn automatically from a participant's predesignated bank account. To invest additional funds by automatic deduction, participants must first complete and sign an automatic deduction form and return the form to Registrar and Transfer Company. Automatic deduction forms are available upon request from the administrator. Once the automatic monthly deduction option is initiated, funds will be drawn from the participant's designated bank account on or about five business days preceding the purchase date of each month and will be invested in our common stock beginning on the purchase date.

   Automatic deduction forms will be processed and will become effective as promptly as practicable. Participants may change the designated account for automatic deduction or discontinue this feature by written instruction to the administrator.

Reports to Participants

17. What reports will be sent to participants in the plan?

   As soon as practicable after each purchase made under the plan on behalf of a participant, the participant will receive a statement showing the amount invested, the purchase price, the number of shares purchased, and other information regarding the status of the participant's account as of the date of the statement. Each participant is responsible for retaining these statements in order to establish the cost basis of his or her shares purchased under the plan for tax purposes.

Voting Rights

18. How will a participant's shares be voted at meetings of shareholders?

   For each meeting of our shareholders, each participant will receive proxy materials which will enable him or her to vote shares credited to his or her plan account. Participants will vote shares in their plan accounts just as they vote shares registered in their own names directly or by proxy.

Federal Income Taxation

19. What are the federal income tax consequences of participating in the plan?

   Participants in the plan will have the same federal income tax consequences relating to cash dividends on their shares as any other holder of common stock. A plan participant will be treated for federal income tax purposes as having received on each dividend payment date the full amount of the cash dividend payable on that dividend payment date with respect to shares registered in the plan participant's name and shares held for the plan participant's account under the plan, even though this amount is not received by the plan participant in cash. The holding period for the plan shares will begin the day after the date the shares are acquired.

   A participant won't realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the plan, either upon a request for the certificates or upon termination of the plan. However, a participant who receives, upon withdrawal from or termination of the plan, a cash payment for the sale of plan shares or for a fractional share interest held for the participant's account will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in the shares or fractional share.

   The above is intended only as a general discussion of the current federal income tax consequences of participation in the plan. Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan and any subsequent disposal of shares acquired pursuant to the plan.

Withdrawal of Shares from Plan Accounts

20. How may a participant withdraw shares purchased under the plan?

   A participant may withdraw all or a portion of the whole shares of common stock credited to his or her account by notifying the administrator in writing to that effect and by specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock withdrawn from the plan will be registered in the name of the participant and issued to the participant as soon as practicable after the administrator's receipt of the notice of withdrawal but no later than 30 days after the administrator's receipt of the notice. No certificates for fractional shares will be issued under any circumstance. If the request to withdraw shares isn't received at least five business days before the record date for a cash dividend payment, any amount paid on the dividend payment date will be reinvested pursuant to the plan and the withdrawal request will be processed as soon as practicable after the dividend payment date.

   Any shares remaining in a participant's account after withdrawal of a portion of shares under the plan will continue to be held by the administrator with dividends on these shares continuing to be reinvested under the plan. See Question 11.

21. May a participant elect to have the withdrawn shares sold?

   Yes, a participant may request the administrator to sell, for a fee of $10.00 per sale plus proportional brokerage fees and commissions, if any, the shares being withdrawn from his or her account under the plan. Participants should specify in their notice of withdrawal the number of shares to be sold. See the answer to Question 23.

Termination of Participation

22. How does a participant terminate participation in the plan?

   A participant may terminate his or her participation in the plan at any time by sending written notice to the administrator. If the request to terminate participation isn't received at least five business days before the record date for a cash dividend payment, any amount paid on the dividend payment date will be reinvested pursuant to the plan and the termination request will be processed as soon as practicable after the dividend payment date. We may also terminate a participant's participation in the plan by giving written notice to that effect to a participant at any time; however, if the notice is given between a dividend record date and payment date, the termination won't be effective insofar as that dividend is concerned. When a participant terminates his or her participation in the plan or we terminate his or her participation under the plan, the administrator will deliver to the participant:

  . one or more certificates for whole shares credited to the participant's account under the plan;

  . a check representing any uninvested dividends and optional cash contributions held by the administrator for the participant under the plan; and

  . a check in lieu of the issuance of any fractional share credited to the participant's account based on the then current net price or market value per share of our common stock.

   The administrator will deliver these items to the participant as soon as practicable after but no later than 30 days after either the date the administrator receives a termination notice from a participant or the date of mailing of a notice of termination from us.

23. May a participant request shares to be sold?

   Yes. A participant who is terminating participation in the plan may request in writing that all of the shares in his or her account be sold. Each person in whose name the plan account appears must sign this request. If a sale is requested, for a fee of $10.00 per sale plus proportional brokerage fees and commissions, if any, the administrator will execute a sale order for these shares and provide for the sale of these shares as soon as practicable after receipt of the request but no later than 30 days after receipt of the request. Further, the administrator will deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, applicable withholding taxes and transfer taxes incurred in connection with the sale.

Certificates for Shares

24. Will certificates be issued for shares purchased under the plan?

   Generally not. Certificates for shares purchased for a participant's account under the plan won't be issued unless the participant:

  .  requests in writing that the administrator issue a certificate;

  .  withdraws shares from his or her plan account; or

  . terminates his or her participation in the plan and doesn't request his or her shares to be sold on his or her behalf.

25. In whose name will shares be registered when certificates are issued to participants?

   Certificates will be issued in the name or names that appear on the participant's account under the plan. If a participant requests a certificate to be registered in a name other than that shown on the account, the request must be signed by all persons in whose names the account appears, with signatures Medallion guaranteed and accompanied by any other documentation as the administrator may require.

Other Information

26. May a participant pledge shares held under the plan or transfer rights under the plan?

   Generally, no. Except as provided in the plan, shares credited to a participant's account under the plan may not be pledged or assigned, nor may any rights or interests under the plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer will be void.

   If a participant wishes to transfer the ownership of all or part of the participant's shares under the plan to another person, whether by gift, private sale, or otherwise, the participant may effect this transfer by mailing a properly completed share transfer form or an executed stock power form to the administrator. Transfers must be made in whole share amounts. Requests for transfer are subject to the same requirements as for transfer of stock certificates generally, including the requirement of a Medallion stamp guarantee on the stock power form and the share transfer form. Share transfer forms and stock power forms are available from the administrator.

   Once shares under the plan are transferred, the transferee must obtain an authorization card from the administrator to enroll the shares in the plan. Transferred shares will not be automatically enrolled in the plan. The transferee may send the authorization card to the administrator at the same time as the transferor submits the share transfer form or the stock power form to effectuate the transfer.

27. What happens if a participant sells or transfers all of the shares of common stock registered in his or her name?

   A participant who no longer has shares of our common stock held of record in his or her name may continue to participate in the plan with respect to shares under the plan as long as the administrator holds any shares in the participant's account under the plan.

28. What happens if we declare a stock dividend or a stock split?

   If we declare a stock dividend or effect a stock split, any shares resulting from the stock dividend or stock split with respect to common stock in a participant's account will be adjusted to give effect to the split and the number of shares available for issuance under the plan will likewise be adjusted.

   Any shares of stock resulting from a stock dividend or stock split with respect to a participant's shares under the plan will be added to the participant's account as additional shares under the plan. Stock dividends or shares resulting from a stock split that are distributable with respect to shares held of record in a participant's name will be mailed directly to the participant in the same way as distributions to our shareholders who aren't participating in the plan.

29. May the plan be modified or terminated?

   Yes. We reserve the right to amend, supplement, suspend, modify or terminate the plan at any time. Participants will receive notice of any suspension, termination or material modification of the plan and in all events will have the right to withdraw from the plan. Any suspension, termination or material amendment of the plan will not become effective until 30 days after notice is mailed to the participants. We also reserve the right to terminate, at our sole discretion, any shareholder's participation in the plan at any time. We may adopt and amend rules and regulations from time to time to facilitate the administration of the plan and we have the right to replace the administrator at any time.

30. What are the liabilities of the company or the administrator under the plan?

   We and the administrator won't be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability:

  . arising out of failure to terminate a participant's account upon his or her death, and

  . with respect to the terms upon or prices at which shares of our common stock are purchased or sold, the times when or the manner in which these purchases or sales are made, the decision whether to purchase the shares of common stock on the open market or from us, fluctuations in the market value of the common stock, and

  . with respect to any matters relating to the operation or management of the plan.

   Each participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares. Neither we nor the administrator can guarantee that shares purchased under the plan will, at any particular time, be worth more or less than their purchase price. Each participant should recognize that neither we nor the administrator can provide any assurance of a profit or protection against loss on any shares purchased under the plan.

31. How does the plan's share safekeeping feature work?

   At the time of enrollment in the plan, or at any later time, participants may use the plan's share safekeeping service to deposit any common stock certificates in their possession with the administrator. Shares deposited will be transferred into the name of the administrator or its nominee and credited to the participant's account under the plan. Then, these shares will be treated in the same manner as shares purchased through the plan. By using the plan's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of share certificates.

   Participants who wish to deposit their common stock certificates with the administrator must mail their requests and their certificates to the administrator. The certificates shouldn't be endorsed. It is recommended that participants use registered, insured mail when mailing certificates to the administrator.

32. May residents of states other than Georgia participate in the plan?

   No. Only residents of Georgia may participate in the plan.

33. How will the plan be interpreted?

   The laws of Georgia, and applicable state and federal securities laws will govern and construe the plan, the authorization card, and the participants' accounts. We will determine any question of interpretation arising under the plan pursuant to applicable state and federal law and the rules and regulations of all regulatory authorities, and this determination will be final and binding upon all participants and the administrator. We or, with its consent, the administrator, may adopt rules and regulations from time to time to facilitate the administration of the Plan. Where used in the plan, the plural will include the singular and, unless the context otherwise clearly requires, the singular will include the plural. The headings of the various paragraphs contained in the plan are for convenience only and won't affect the interpretation or meaning of the provisions of the plan.

                                Use of Proceeds

   The principal reason for the offering of our common stock is to provide you an opportunity and a method to invest cash dividends and optional cash contributions in additional shares of common stock through the plan. Shares may be acquired for issuance pursuant to the plan through open market purchases, through negotiated transactions, or directly from us. The administrator will make open market purchases, and the purchase price to participants in the plan will be the actual price paid, including brokerage commissions. We will receive none of the proceeds from shares acquired for issuance pursuant to the plan unless these acquisitions involve the purchase of shares directly from us. To the extent you purchase any shares directly from us, we will add the proceeds of these sales to the general funds of the company and these proceeds will be available for our general corporate purposes, including working capital requirements and contributions to our subsidiaries to support their anticipated growth and expansion.

                                Indemnification

   The Official Code of Georgia Annotated provides for indemnification of our directors and officers in certain circumstances. In addition, the Official Code of Georgia Annotated grants to us the power to indemnify our directors and officers against liability for certain of their acts.

   Our bylaws provide for indemnification of our directors and officers to the fullest extent authorized by the Official Code of Georgia Annotated against liability for certain of their acts. Our bylaws provide that each person who is or was a director, officer, employee or agent of the company or who is or was serving, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise will be indemnified by the company to the full extent permitted or authorized by the present and future laws of the State of Georgia, against any liability, cost, payment or expense asserted against him or paid or incurred by him in his capacity as a director, officer, employee or agent, whether asserted, paid or incurred during or after his service as a director, officer, employee or agent.

   Our articles of incorporation provide that a director of the company won't be personally liable to the company or its shareholders for monetary damages for breach of duties as a director, except to the extent this elimination of liability is prohibited by the Official Code of Georgia Annotated for:

  . any appropriation, in violation of a director's duties of any business opportunity of the company,

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  . in respect of certain unlawful dividend payments or stock redemptions or repurchases, or

  . any transaction from which the director derived an improper personal benefit.

Any repeal or modification of this provision by the shareholders of the company won't adversely affect any right or protection of a director of the company existing at the time of the repeal or modification. The effect of this provision is to eliminate the rights of the company and its shareholders (through shareholders' derivative suits on behalf of the company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior) except in the situations described above.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    Experts

   The audited consolidated financial statements incorporated by reference in this prospectus have been audited by Porter Keadle Moore, LLP, independent public accountants, as indicated in their report with respect to the audited consolidated financial statements, and are incorporated by reference in this prospectus in reliance upon the authority of the firm as experts in giving these reports.

                                 Legal Matters

   Certain legal matters, including, among other things, the validity of the shares of common stock offered by this prospectus, have been passed upon by Miller & Martin LLP, counsel to the company.

   No person has been authorized to give any information or to make any representations other than as contained or incorporated by reference in this prospectus, and if given or made, this information or representation must not be relied upon as having been authorized by the company. Neither the delivery of this prospectus nor any sale under this prospectus will under any circumstances create any implication that there has been no change in the affairs of the company since any of the dates as of which information is furnished in this prospectus or since the date of the prospectus. This prospectus doesn't constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make this offer.

               Incorporation of Certain Information by Reference

   The following documents, which we filed with the Commission pursuant to the Securities Exchange Act of 1934, are incorporated by reference in this registration statement:

  . The company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1998;

  . The company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

  . The company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

  . The company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;

  . The company's Current Report dated May 5, 1999 on Form 8-K filed with the Securities and Exchange Commission on June 9, 1999;

  . The company's Current Report dated December 14, 1999 on Form 8-K filed with the Securities and Exchange Commission on December 20, 1999;

  . The company's Current Report dated February 15, 2000 on Form 8-K filed with the Securities and Exchange Commission on February 23, 2000; and

  . Description of the company's $2.50 par value common stock is contained at page 59 of the prospectus of Community Trust Financial Services Corporation, relating to 294,118 shares of its common stock issued which is part of the Registration Statement under the Securities and Exchange Act of 1934 on Form S-2/A filed with the Securities and Exchange Commission on May 11, 1998 (File Number 333-49463).

   All documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering will be deemed to be incorporated by reference into this prospectus and will be part of this prospectus from the date of filing of the document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated in this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is, or is deemed to be, incorporated in this prospectus by reference modifies or supersedes such statement. Any statement so modified or superseded won't be deemed to constitute a part of this prospectus, except as modified or superseded.

   The company will provide, upon written or oral request, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for these copies should be directed to: Community Trust Financial Services Corporation, 3844 Atlanta Highway, Hiram, Georgia 30141, Attn: Angel J. Byrd, (770) 445-1014.

                             Available Information

   The company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance with those requirements, files reports and other information with the Securities and Exchange Commission. Reports, proxy and information statements that the company filed with the Commission pursuant to the informational requirements of the Exchange Act and any other materials the company filed with the Commission may be inspected and copied by the public at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission-- http://www.sec.gov. Also, reports, proxy statements and other information concerning the company may also be inspected at our offices located at 3844 Atlanta Highway, Hiram, Georgia 30141.

   The company has filed with the Commission a registration statement on Form S-3, together with all amendments and exhibits to the registration statement, under the Securities Act of 1933, as amended and the rules promulgated under the Securities Act of 1933, with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, doesn't contain all of the information set forth in the registration statement and in the exhibits to the registration statement, and reference to the registration statement and exhibits is made by this prospectus. Each statement made in this prospectus referring to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. Any interested party may inspect the registration statement without charge at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of all or any part of it from the Commission upon payment of the fees prescribed by the Commission.

                               ----------------

                 Community Trust Financial Services Corporation

                             Dividend Reinvestment
                                   and Stock
                                 Purchase Plan

                                 400,000 Shares
                                  Common Stock

                               ----------------

                                   Prospectus

                               ----------------

                                 March 3, 2000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   SEC Registration Fee(s).......................................... $   976.80
   State Filing Fee(s).............................................. $   250.00
   Costs of Printing and Engraving*................................. $10,000.00
   Legal Fees and Expenses.......................................... $15,000.00
   Accounting Fees and Expenses..................................... $ 1,350.00
                                                                     ----------
     Total.......................................................... $27,576.80
                                                                     ==========

--------
*Estimated

Item 15. Indemnification of Directors and Officers

Georgia Corporate Law

   Official Code of Georgia Annotated (S)(S)14-2-850 through 14-2-859 set forth provisions pertaining to indemnification of and insurance for directors, officers, employees and agents of a corporation:

   14-2-850. Part Definitions.

   As used in this part, the term:

  (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

  (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

  (3) "Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

    (A) A party to the proceeding; or

    (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

  (4) "Expenses" includes counsel fees.

  (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

  (6) "Official capacity" means:

    (A) When used with respect to a director, the office of director in a corporation; and

    (B) When used with respect to an officer, as contemplated in Code
        Section 14-2-857, the office in a corporation held by the officer.

   Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

  (7) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

  (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

   14-2-851. Authority to Indemnify.

    (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

      (1) Such individual conducted himself or herself in good faith; and

      (2) Such individual reasonably believed:

              (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

              (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

              (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

    (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

    (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

    (d) A corporation may not indemnify a director under this Code section:

      (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

      (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

However,

    (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

    (b) The determination shall be made:

      (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

      (2) By special legal counsel:

              (A) Selected in the manner prescribed in paragraph (1) of this subsection; or

              (B) If there are fewer than two disinterested directors,
                  selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

      (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

    (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b) (2) (B) of this Code section to select special legal counsel. OCGA (S)14-2-855.

   Georgia law requires mandatory indemnification of a director "who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding." OCGA (S)14-2-852.

   Georgia law allows a corporation to advance funds to pay for expenses incurred by a director who is a party to a proceeding because he or she is a director:

   14-2-853. Advance for expenses.

    (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

      (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code
          Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

      (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

    (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

    (c) Authorizations under this Code section shall be made:

      (1) By the board of directors:

              (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

              (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

      (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

   Georgia law allows a director who is a party to a proceeding because he or she is a director to apply for indemnification or advances for expenses from a court:

   14-2-854. Court-ordered indemnification and advances for expenses.

    (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

      (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

      (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code
          Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph
          (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

    (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

   Under certain circumstances, shareholder approved indemnification is allowed, without regard to certain limitations found in the OCGA sections of the part pertaining to indemnification:

   14-2-856. Shareholder approved indemnification.

    (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

    (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

      (1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

      (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

      (3) For the types of liability set forth in Code Section 14-2-832;
          or

      (4) For any transaction from which he or she received an improper personal benefit.

    (c) Where approved or authorized in the manner described in subsection
        (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

      (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

      (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

   Section 14-2-857 of the OCGA pertains to the indemnification of officers, employees and agents:

   14-2-857 Indemnification of officers, employees, and agents.

    (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

      (1) To the same extent as a director; and

      (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

              (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

              (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

              (C) The types of liability set forth in Code Section 14-2-832;
                  or

              (D) Receipt of an improper personal benefit.

    (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

    (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

    (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

   Section 14-2-858 of the OCGA allows a corporation to purchase and maintain insurance for directors, officers, employees and agents:

   14-2-858 Insurance.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

   Also note that:

    (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code
        Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

    (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of the subsection
        (a) of Code Section 14-2-1106.

    (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

    (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

    (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent. OCGA (S)14-2-859.

Articles of Incorporation

   The articles of incorporation of the company provide circumstances under which the liability of a director may be limited or eliminated. Article XII of the articles of incorporation provides:

     No director of the corporation shall be personally liable to the corporation or to any shareholder of the corporation for any monetary damages for any breach of the director's duty of care or any other duty owed to the corporation or its shareholders as a director, except to the extent such elimination of liability is prohibited by the Georgia Business Corporation Code for: (i) any appropriation, in violation of a director's duties, of any business opportunity of the corporation; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-154 of the Georgia Business Corporation Code as now in effect; or (iv) any transaction from which the director derived an improper personal benefit. If the Georgia Business Corporation Code is amended after approval by the shareholders of this Article to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date of this amendment.

Bylaws

   The bylaws of the company set forth provisions pertaining to circumstances under which directors, officers, employees or agents may be insured or indemnified against liability which they may incur in those capacities. Section
6.1 of the bylaws provides:

     Each person who is or was a director, officer, employee, or agent of the corporation (including the heirs, executors, administrators, or estate of such person) or who is or was serving, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall by right be indemnified by the corporation, to the full extent permitted or authorized by the present and future laws of the State of Georgia, against any liability, cost, payment, or expense asserted against him or paid or incurred by him in his capacity as such a director, officer, employee, or agent, whether asserted, paid, or incurred during or after his service as such a director, officer, employer, or agent. The corporation may purchase and maintain, at its expense, insurance to protect itself and any such person against any such liability, cost, payment, or expense. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified or seeking indemnification may be entitled both as to action in their official capacities and as to action in another capacity while holding such offices, and the corporation may provide such additional rights to its directors, officers, employees, and agents.

Item 16. Exhibits

   The following exhibits are filed as part of or incorporated by reference in the registration statement:

 Exhibit Description
 ------- -----------
         Articles of Incorporation of Community Trust Financial Services
  3.1*   Corporation

  3.2    Bylaws of Community Trust Financial Services Corporation (filed as
         Exhibit 3.2 to the company's Annual Report on Form 10-KSB for the year ended December 31, 1997)

  4.1 The rights of security holders are defined in the Articles of Incorporation and Bylaws provided in Exhibits 3.1 and 3.2 respectively

         Community Trust Financial Services Corporation Dividend Reinvestment
  4.2    and Stock Purchase Plan

         Form of Dividend Reinvestment and Stock Purchase Plan Authorization
  4.3    Card

  5      Opinion and Consent of Miller & Martin LLP

 23.1    Consent of Miller & Martin LLP (contained in Exhibit 5)

 23.2    Consent of Porter Keadle Moore, LLP

 24      Powers of Attorney (included on page II-9)

 99      Form of Letter to Shareholders

--------
* Incorporated in this registration statement by reference to the exhibit of the same number in the company's Registration Statement on Form S-4, as amended (File Number 33-37601).

Item 17. Undertakings

  (a) The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
      Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hiram, State of Georgia, on the 25th day of February, 2000.

                                          Community Trust Financial
                                          Services Corporation

                                                 /s/ Ronnie L. Austin
                                          By: _________________________________
                                                     Ronnie L. Austin
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronnie L. Austin as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with either having full authority to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement, has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Ronnie L. Austin            President, Chief Executive  February 25, 2000
______________________________________  Officer and Director
           Ronnie L. Austin
        /s/ Angel J. Byrd              Principal Financial and     February 24, 2000
______________________________________  Accounting Officer
            Angel J. Byrd

                                       Director
______________________________________
             George Berry

                                       Director
______________________________________
           R. Alan Bullock

       /s/ Bobbie P. Cooper            Director                    February 25, 2000
______________________________________
           Bobbie P. Cooper

        /s/ Danny Drummond             Director                    February 25, 2000
______________________________________
            Danny Drummond

      /s/ J. Calvin Earwood            Director                    February 24, 2000
______________________________________
          J. Calvin Earwood

                                       Director
______________________________________
           W.A. Foster III

    /s/ Tommie R. Graham, Jr.          Director                    February 24, 2000
______________________________________
        Tommie R. Graham, Jr.


                               INDEX TO EXHIBITS

 Exhibit
 Number  Description
 ------- -----------
         Articles of Incorporation of Community Trust Financial Services
  3.1*   Corporation

  3.2    Bylaws of Community Trust Financial Services Corporation (filed as
         Exhibit 3.2 to the company's Annual Report on Form 10-KSB for the year ended December 31, 1997)

  4.1 The rights of security holders are defined in the Articles of Incorporation and Bylaws provided in Exhibits 3.1 and 3.2 respectively

  4.2 Community Trust Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan

         Form of Dividend Reinvestment and Stock Purchase Plan Authorization
  4.3    Card

  5      Opinion and Consent of Miller & Martin LLP

 23.1    Consent of Miller & Martin LLP (contained in Exhibit 5)

 23.2    Consent of Porter Keadle Moore, LLP

 24      Powers of Attorney (included on page II-9)

 99      Form of Letter to Shareholders

--------
* Incorporated in this registration statement by reference to the exhibit of the same number in the company's Registration Statement on Form S-4, as amended (File Number 33-37601).